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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-3, and related Prospectus of Atmel Corporation of our reports dated January 16, 1997, on our audits of the consolidated financial statements and financial statement schedules of Atmel Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."



                                          COOPERS & LYBRAND L.L.P.



San Jose, California
August 15, 1997